Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 7, 2013 relating to the financial statements of Stratasys Ltd. (the “Company”), which appears in the Company’s Annual Report on Form 20-F (File No. 001-35751) for the year ended December 31, 2012 filed with the Securities and Exchange Commission on March 7, 2013.

/s/ Kesselman & Kesselman

Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers International Limited

Tel Aviv, Israel
September 3, 2013